                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   THE KUSHNER-LOCKE COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                           THE KUSHNER-LOCKE COMPANY
                      11601 WILSHIRE BOULEVARD, 21ST FLOOR
                             LOS ANGELES, CA 90025

                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 1995

                               -----------------

To the Shareholders:

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of THE KUSHNER-LOCKE COMPANY (the "Company") will be held at Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California on May 17, 1995, at 2:00 P.M., local time, to consider and vote upon the following:

     1. The election of directors;

     2. To approve the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1995; and

     3. Such other business as may properly come before the meeting or any adjournment(s) thereof.

    Information concerning these matters, including the names of the nominees for the Company's Board of Directors, is set forth in the attached Proxy Statement, which is a part of this Notice.

    The Board of Directors has fixed April 17, 1995 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

    The Company's Board of Directors urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

    Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the votes such proxy pertains to. You may revoke your proxy by a writing delivered to the Company stating that such proxy is revoked or by a subsequent proxy executed by you and presented at the meeting, or by attending the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                                          By Order of the Board of Directors

                                          Donald Kushner
                                          CO-CHAIRMAN, CHIEF OPERATING OFFICER,
                                          PRESIDENT AND SECRETARY

April 20, 1995
Los Angeles, California

    TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                           THE KUSHNER-LOCKE COMPANY
                      11601 WILSHIRE BOULEVARD, 21ST FLOOR
                             LOS ANGELES, CA 90025

                                 --------------

                                PROXY STATEMENT

                              -------------------

    This Proxy Statement is furnished to the shareholders in connection with the solicitation by the Board of Directors of THE KUSHNER-LOCKE COMPANY (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California on May 17, 1995, at 2:00 P.M., local time, and any adjournment(s) thereof.

    The Company's principal executive offices are located at 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025, and its telephone number is (310) 445-1111.

    This Proxy Statement, the accompanying Notice of Annual Meeting, the accompanying proxy card(s) and the accompanying Company's 1994 Annual Report are being first mailed to shareholders on or about April 24, 1995. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

    Each proxy will be voted in accordance with the instructions contained therein. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote: for the election of the director nominees listed in this Proxy Statement (the "Nominees"), for the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1995 and in their discretion as to any other business that may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors does not know of any other business to be brought before the Annual Meeting. Shares held by banks, custodians, nominees and fiduciaries not voted in person or by proxy will be deemed not present at the Annual Meeting, and may possibly effect the existence of a quorum at the Annual Meeting. The votes of the holders of shares of the Common Stock will be counted by Imperial Bank or other inspector of elections appointed by the Company.

    Each proxy will continue in full force and effect unless and until revoked by the person executing it prior to the votes pursuant thereto. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary at the address indicated above stating that such proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or by attendance at the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution regardless of the postmark dates on the envelopes in which they are mailed.

GENERAL INFORMATION

    The Board of Directors has fixed April 17, 1995 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. As of the end of business on the Record Date, 31,972,687 shares of Common Stock of the Company (the "Common Stock") were outstanding and entitled to vote at the meeting.

    Shareholders who own shares of Common Stock registered in different names or at different addresses will receive more than one proxy card. A shareholder must sign and return each of the proxy cards received to ensure that all of the shares of Common Stock owned by such shareholder are represented at the Annual Meeting.

    The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business.

    Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of Directors, the six nominees receiving the highest number of affirmative votes will be elected. With respect to the approval of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1995, the approval of such appointment by a majority of the shares of Common Stock present at the Annual Meeting either in person or by proxy, will constitute approval of such appointment.

    In the election of directors, a shareholder may cumulate his votes for one or more nominees, but only if the names of nominees were placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of his intention to so cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes in such election of directors. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single nominee or distributed among two or more nominees in such proportions as the shareholder or proxy deems fit.

    Dissenters' rights of appraisal will not be available under California law with respect to any proposal to be submitted by the Board of Directors at the Annual Meeting.

                  BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

    The following table sets forth certain information as of April 17, 1995 concerning the beneficial ownership of Common Stock, by (i) each person who is known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of the current Directors of the Company; (iii) each of the named executive officers of the Company; (iv) each person who has been nominated to be a Director of the Company; and (v) all current Directors and executive officers of the Company as a group.

                                                                     COMMON STOCK              PERCENT
BENEFICIAL OWNER                                                  BENEFICIALLY OWNED        OF CLASS (10)
- -----------------------------------------------------------  -----------------------------  --------------
Peter Locke ...............................................    3,110,017(1)                        8.9%
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Donald Kushner ............................................    3,111,942(1)(2)                     8.9%
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

S. James Coppersmith ......................................               --                      *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Stuart Hersch .............................................      536,288(3)                        1.7%
75 Rockefeller Plaza
New York, NY 10019

Lenore Nelson .............................................       75,000(4)                       *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Milton Okun ...............................................      512,821(5)                        1.6%
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Joseph K. Pagano ..........................................               --                      *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

O. J. Simpson .............................................       75,000(6)                       *
11661 San Vicente Blvd., Suite 632
Los Angeles, CA 90049

Froley, Revy Investment Co., Inc. .........................    4,852,926(7)                       13.2%
10900 Wilshire Boulevard
Suite 1050
Los Angeles, CA 90024

BankAmerica Corporation ...................................    3,077,923(8)                        8.8%
Bank of America NT&SA
555 California Street
Los Angeles, CA 94104

FMR Corp. .................................................    3,076,920(9)                        8.8%
82 Devonshire Street
Boston, Mass. 02109

All directors and executive officers as a group (five
 individuals)..............................................    6,908,247(1)(2)(3)(4)(6)           17.8%

- ------------------------
 *   Less than 1%

(1) Includes 180,000 shares of Common Stock subject to options currently exercisable. Excludes 720,000 shares of Common Stock subject to options not currently exercisable.
(2) Includes 200,000 shares of Common Stock owned by a corporation controlled by Mr. Kushner.
(3) Includes 427,096 shares of Common Stock subject to options currently exercisable.
(4) Represents 75,000 shares of Common Stock subject to options currently exercisable. Excludes 150,000 shares of Common Stock subject to options not currently exercisable.
(5)  Represents shares of Common Stock issuable upon conversion of the Company's
     8%  Convertible Subordinated Debentures ("8%  Debentures") due December 15,
     2000 beneficially owned by Mr. Okun.
(6) Includes 25,000 shares of Common Stock subject to options currently exercisable and 50,000 shares of Common Stock held in a retirement trust controlled by Mr. Simpson.
(7)  Represents shares of Common Stock issuable upon conversion of the Company's
     8% Debentures, and the Company's 9% Convertible Subordinated Debentures due
     July 1, 2002 beneficially owned by Froley, Revy Investment Co., Inc. The information provided herein is based solely upon information contained in a
     Schedule  13G, dated  February 27, 1995,  filed by  Froley, Revy Investment
     Co., Inc. with the Securities and Exchange Commission.
(8)  Includes shares of Common Stock  issuable upon conversion of the  Company's
     8% Debentures beneficially owned by BankAmerica Corporation and Bank of America NT&SA. The information provided herein is based solely upon information contained in a Schedule 13G, dated March 31, 1995, filed by BankAmerica Corporation and Bank of America NT&SA with the Securities and
     Exchange Commission.
(9)  Represents shares of Common Stock issuable upon conversion of the Company's
     8% Debentures beneficially owned by FMR Corp. The information provided herein is based solely upon information contained in a Schedule 13G, dated
     February  14, 1995,  filed by  FMR Corp.  with the  Securities and Exchange
     Commission.
(10) As a percentage of the 31,972,687 shares of Common Stock outstanding on April 17, 1995 and certain shares of Common Stock issuable upon conversion of convertible securities or subject to options held by such person or persons.

    Messrs. Kushner and Locke have entered into an agreement dated October 1, 1988 (the "Cross-Purchase Agreement") which provides that (i) upon the death of either party, the surviving party is obligated to purchase the number of the decedent's shares in the Company the aggregate value of which equals $3,500,000 (a $3,500,000 life insurance policy has been taken out by the Company for the benefit of each of Messrs. Kushner and Locke on the life of the other person), the surviving party shall have the option, but not the obligation, to purchase the remaining shares at the same price per share if the insurance proceeds are less than the aggregate purchase price for all of the decedent's shares; (ii) if either party desires to sell his shares of Common Stock, other than in market transactions, the other party shall have a right of first negotiation with respect to such shares; and (iii) if either of Messrs. Kushner or Locke is no longer employed by the Company by reason of termination (A) by such person, (B) for cause, (C) on account of disability or (D) by expiration of such person's employment agreement, and the other party is employed, the employed party will have the right to purchase the other party's shares for an amount equal to 90% of the average of the bid and ask price per share for the 30 days prior to the date on which such option is exercised. The option must be exercised no sooner than three months or later than six months from the date employment is terminated and must be accompanied by payment equal to 10% of the aggregate purchase price. The balance of the purchase price is to be paid in cash no later than six months from the date of exercise. Messrs. Kushner and Locke have entered into a Trust Agreement, dated October 1, 1988, to effectuate the provisions of the Cross-Purchase Agreement.

    In fiscal 1992, in connection with the Company's public offering of Common Stock, Messrs. Kushner and Locke deposited 600,000 shares of the Common Stock with an escrow agent. Under the agreement with the Company, as revised, if certain earnings before income taxes and extraordinary items requirements were not met for the year ending September 30, 1993, Messrs. Kushner and Locke would make capital contributions by releasing such shares of Common Stock to the Company. Effective October 1, 1993, these shares were contributed back to the Company for no consideration and retired.

                             ELECTION OF DIRECTORS

    An entire Board of Directors consisting of 6 directors is proposed to be elected at the Annual Meeting. Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting and until their successors are duly elected and qualified.

    The Board of Directors has voted to recommend the following persons for election as directors:

Peter Locke                      Stuart Hersch
Donald Kushner                   Milton Okun
S. James Coppersmith             Joseph K. Pagano

    All of the nominees for director named above (the "Nominees") have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected.

    Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the Nominees. In case any of the Nominees shall become unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

    The following table contains certain biographical information with respect to the Nominees:

                 INFORMATION CONCERNING NOMINEES FOR DIRECTORS

                            DIRECTOR   TERM
        NAME          AGE    SINCE    EXPIRES                      POSITION
- --------------------  ---   --------  -------   -----------------------------------------------
Peter Locke           51      1983     1996     Co-Chairman, Chief Executive Officer; Director
Donald Kushner+       50      1983     1996     Co-Chairman, Chief Operating Officer, President
                                                 and Secretary; Director
S. James Coppersmith  62      N/A      1996     Director Nominee
Stuart Hersch+        43      1989     1996     Director
Milton Okun           71      N/A      1996     Director Nominee
Joseph K. Pagano      48      N/A      1996     Director Nominee

- ------------------------
+ Member of Audit Committee

    The business experience, principal occupations, and employment of each of the Nominees for at least the past five years are as follows:

    Peter Locke co-founded the Company with Donald Kushner in 1983 and currently serves as Co-Chairman and Chief Executive Officer of the Company.* Mr. Locke has served as executive producer on substantially all of the Company's programming since its inception. Prior to 1983, Mr. Locke produced several prime-time television programs, including two years of the STOCKARD CHANNING SHOW and the NBC television mini-series THE STAR MAKER, starring Rock Hudson. Mr. Locke also produced two made-for-television movies telecast on CBS and the films THE HILLS HAVE EYES PARTS I and II.

    Donald Kushner co-founded the Company with Peter Locke in 1983 and currently serves as Co-Chairman, Chief Operating Officer, President and Secretary.* Mr. Kushner has served as executive producer

- ------------------------
*Messrs.  Locke and Kushner switch positions annually, with one serving as Chief
 Executive Officer and the other serving as Chief Operating Officer and President.

on substantially all of the Company's programming since its inception. Mr. Kushner was the producer of TRON, a 1982 Walt Disney theatrical film starring Jeff Bridges, which was nominated for two Academy Awards.

    S. James Coppersmith has served as Chairman of the Board of Trustees of Emerson College, Boston, Massachusetts, since December 1993. Previously, he served as President of WCVB-TV in Boston, a division of the Hearst Corporation, from 1982 to June 1994. In addition, Mr. Coppersmith has been a member of the Board of Governors of the Boston Stock Exchange since January 1995. Mr. Coppersmith has been a Director of Sun America Asset Management Corp., a division of Sun America Corp., since 1985, of Pizzeria Uno Corp. since 1987 and of Waban Corp. since March 1994.

    Stuart Hersch has served as a director of the Company since August 1989. Mr. Hersch was an executive consultant to the Company on a full-time basis from August 1989 through August 1990, and on a part-time basis from September 1990 through September 1993. Since August 1990, Mr. Hersch has been President of the WarnerVision Entertainment division of Atlantic Records, a subsidiary of Time-Warner, Inc. ("WarnerVision" - formerly "A*Vision"). From 1988 to August 1989, Mr. Hersch was Chairman of Hersch Diener & Company, an independent consulting firm. From 1983 to 1987, Mr. Hersch was the Chief Operating and Chief Financial Officer of King World Productions, Inc.

    Milton Okun is founder and major shareholder of Cherry Lane Music Company, Inc., which is a privately held music publishing company. Mr. Okun has held these positions since 1960.

    Joseph K. Pagano currently serves as a Director and President of Prime Cellular, Inc., positions he has held since June 1994. From July 1991 to June 1994 Mr. Pagano was a consultant to Prime Cellular, Inc. In addition, Mr. Pagano has been a private investor for more than the past five years.

    Peter Locke, Donald Kushner and Milton Okun will receive no compensation for serving as a member of the Board of Directors. S. James Coppersmith, Stuart
Hersch and Joe Pagano will receive $20,000, $25,000 and $20,000 per annum, respectively, payable quarterly for fiscal 1995 for serving on the Board of Directors and any committees thereof. Mr. Hersch and O. J. Simpson each received $25,000 per annum, payable quarterly in fiscal 1994. Jerry Gottlieb, who resigned as a Director of the Company in October 1994, received $22,500 per annum in fiscal 1994.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                  SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH
                        OF THE NOMINEES DESCRIBED ABOVE.

    The Company does not have compensation or nominating committees. The Audit Committee's functions include reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing the independence of the auditors, considering the range of audit and non-audit services and reviewing the adequacy of the Company's system of internal accounting controls.

    During the 1994 fiscal year, there was one meeting of the Board of Directors and one meeting of the Option Committee of the Board of Directors (the Option Committee was comprised of two directors, both of whom were outside directors). All other actions of the Board of Directors and Option Committee were taken pursuant to unanimous written consents. There was no meeting of the Audit Committee apart from the full meeting of the Board of Directors. Each then-current director attended the meetings of the Board of Directors and the Option Committee held during the period for which he was a director or for which he served as an Option Committee member.

                            INDEPENDENT ACCOUNTANTS

    Upon recommendation of the Board of Directors, the Company has appointed KPMG Peat Marwick LLP ("KPMG") as the Company's independent accountants for the fiscal year ending September 30, 1995. KPMG has served as the Company's independent accounts since 1987.

    Services provided to the Company by KPMG during fiscal year 1994 included the examination of the Company's consolidated financial statements and consultations on various tax matters. In the event shareholders do not approve the appointment of KPMG as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Board of Directors. Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                  OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP
                   AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

               EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

    The executive officers of the Company are chosen by the Board of Directors and serve at the pleasure of the Board of Directors, subject to the rights, if any, of an executive officer under any contract of employment.

    The following table contains certain biographical information with respect to the executive officers of the Company:

EXECUTIVE OFFICERS: (1)

      NAME          AGE                                     POSITION
- -----------------   ---   -----------------------------------------------------------------------------
Lenore Nelson       44    Chief Financial Officer, Executive Vice President and Assistant Secretary

    Lenore Nelson joined the Company in May 1994 and currently serves as Chief Financial Officer, Executive Vice President and Assistant Secretary. From December 1989 to May 1994, Ms. Nelson was a Senior Vice President with the Entertainment Industries Group at Imperial Bank. Prior thereto, Ms. Nelson was a Vice President of Entertainment Industries at Bank of California. From 1973 to 1984 Ms. Nelson, was a film technician or post production supervisor at various entertainment companies including ABC, Universal Studios, Metro Goldwyn Mayer and Orion Pictures.
- ------------------------
(1) Information with respect to Messrs. Kushner and Locke is set forth above under Information Concerning Nominees for Directors.

OTHER SIGNIFICANT EMPLOYEES:

    The business experience, principal occupations and employment for at least the past five years of certain other significant employees who have made or are expected to make significant contributions to the business of the company are as follows:

    Gregory Cascante, age 45, joined the Company on September 1, 1994 as President and Chief Executive Officer of Kushner-Locke International, Inc., the international theatrical distribution subsidiary of the Company. Mr. Cascante has served as President and Chief Executive Officer of August Entertainment, Inc. since 1988.

    Patricia Clifford, age 44, has served as an Executive Producer for the Company since January 1993. Prior to joining the Company, Ms. Clifford was President of Interscope Communications from 1986 through January 1993.

    Rob Dwek, age 31, has been with the Company since October 1990 as Vice President of Development and has served as Executive Vice President of Development of the Company since January 1995. Before joining the Company, Mr. Dwek was employed by Creative Artists Agency from July 1989 to October 1990 and prior thereto was with Bob Athens Productions.

    Janet Faust, age 40, has served as an Executive Producer for the Company since March 1992. Prior to joining the Company, Ms. Faust was an Executive Producer for Spectator Films from June 1989 to March 1992, and from May 1984 to May 1989 was employed by NBC, where she supervised the development and production of numerous made-for-television movies.

    Larry Friedricks, age 57, has served as President of KL International, Inc., the Company's international television distribution subsidiary, since August 1991. Prior to joining the Company, he served as Executive Vice President of Fries International from 1983 to August 1991.

    Lawrence Mortorff, age 48, has served as President of KL Features, Inc., a subsidiary of the Company responsible for the production of feature films, since October 1993. From April 1993 to October 1993, Mr. Mortorff served as a consultant to the Company. Mr. Mortorff was an independent producer of films from 1987 through the time prior to joining the Company. Additionally, Mr. Mortorff formed ISO, a company which represents films internationally, in 1989. From 1985 to 1986, Mr. Mortorff was a founder and president of Scotti Bros. Pictures. Prior to 1985, Mr. Mortorff held various executive positions in the entertainment industry, including vice president of International Creative Management, and as an associate attorney in two law firms.

    Adam Shapiro, age 37, has served as Vice President of Development of the Company since April 1989. From January 1984 to September 1985, Mr. Shapiro was Creative Director for Macy's Broadcast Advertising. From September 1985 to October 1986, Mr. Shapiro was Senior Creative Director for Atlantic Communications. From October 1986 to March 1989, Mr. Shapiro was Director/Vice President, Development for Richard Reid Productions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In fiscal 1993, the Company entered into a domestic home video distribution agreement with WarnerVision for the feature film DEADLY EXPOSURE. Stuart Hersch, a Director of the Company, has been president of WarnerVision since August 1990. The distribution agreement provides for payment by WarnerVision to the Company of an advance in exchange for certain domestic home video rights, subject to certain back-end participation rights of the Company, and payments by the Company to WarnerVision of 30% of the Company's net revenues derived from Canadian home video and broadcast television exploitation of DEADLY EXPOSURE. Through March 31, 1995, the Company has paid approximately $27,800 to WarnerVision pursuant to such agreement.

    In fiscal 1994, the Company entered into certain motion picture financing arrangements with WarnerVision whereby WarnerVision and the Company share production costs and expenses and any resulting revenues with respect to certain motion pictures. The Company has also entered into domestic home video distribution agreements with WarnerVision for the feature films LADY-IN-WAITING and LAST GASP. These agreements provide for the payment by WarnerVision to the Company of $510,000 and $530,000 in exchange for WarnerVision receiving participation rights with the Company in the revenues derived from the exploitation of LADY-IN-WAITING and LAST GASP, respectively. The Company has recently agreed to license to WarnerVision domestic distribution rights to WES CRAVEN PRESENTS: MIND RIPPER. Through March 31, 1995, the Company had received approximately $1,393,000 from WarnerVision towards the production costs and expenses of LADY-IN-WAITING, LAST GASP, and WES CRAVEN PRESENTS: MIND RIPPER pursuant to such financing, licensing and distribution arrangements. The Company has also agreed, subject to final documentation, to co-finance five additional films with WarnerVision.

    Following the conclusion of fiscal 1994, the Company agreed to advance August Entertainment, Inc. ("August") up to $1,000,000. Gregory Cascante, President and Chief Executive Officer of Kushner-Locke International, Inc., is President and Chief Executive Officer of August. The Company's outstanding advance, approximately $646,000 as of March 31, 1995, is secured by all of the assets of August, including a pledge of all sales commissions due to August from the films SLEEP WITH ME, LAWNMOWER MAN II and NOSTRADAMUS. In addition pursuant to an agreement between the Company and August, August receives producer fees, profit participations and overrides on domestic and international sales for films which are being packaged by August in conjunction with Kushner-Locke International, Inc. Films which are expected to generate such fees to August are FREEWAY and MANSLAYER.

    Lawrence Mortorff, President of K-L Features, manages the feature film division of the Company through a subsidiary of the Company which is 95% owned by the Company and 5% owned by Mr. Mortorff. Mr. Mortorff has received a loan from the Company payable on demand which bears interest at Prime plus 1 1/2%. As of March 31, 1995 the outstanding amount of such loan was $130,000, which will be repaid to the Company through an assignment of production bonuses due to Mr. Mortorff. Pursuant to an agreement with the Company, Mr. Mortorff receives additional compensation from the Company for each film that K-L Features produces based on the production budget of each such film. Mr. Mortorff's salary and cumulative per picture fees have a maximum aggregate limit of $425,000 in fiscal 1995. The initial term of Mr. Mortorff's contract runs through September 30, 1995 with the first extended term from October 1, 1995 to September 30, 1996.

    Gregory Cascante, President of Kushner-Locke International, Inc., manages the international film sales of the Company through a separate subsidiary of the Company. Mr. Cascante works for the Company on a part-time basis and he is also President and Chief Executive Officer of August. Mr. Cascante receives a percentage of the pre-tax profit of Kushner-Locke International, Inc. ranging from 2.5% to 10% based on a sliding scale revenue and pre-tax profit schedule, with an aggregate of compensation and pre-tax profit payments not to exceed 200% of his base salary. Mr. Cascante's base salary for fiscal 1995 is $187,500 and for fiscal 1996 is $243,750.

    Cherry Lane Music Company, Inc. entered into an agreement to become in mid-1995 the music administrator for the Kushner-Locke Company on August 15, 1994. They will receive specified fees for revenue collection from music publishing and record contracts. Mr. Milton Okun, a director nominee for the Company, is founder and major shareholder of Cherry Lane.

    The Company believes that the terms of the foregoing transactions are no less favorable to the Company than those that could have been obtained in transactions with unaffiliated third parties.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following table sets forth the cash compensation paid or accrued by the Company during the fiscal year ended September 30, 1994 to the Chief Executive Officer and each executive officer of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                   AWARDS
                                                           ANNUAL COMPENSATION   -----------
                                                                   (1)           SECURITIES
                                                           --------------------  UNDERLYING     ALL OTHER
        NAME AND PRINCIPAL POSITION           FISCAL YEAR   SALARY      BONUS    OPTIONS/SARS COMPENSATION
- --------------------------------------------  -----------  ---------  ---------  -----------  -------------
                                                              ($)        ($)         (#)         ($) (2)
Peter Locke,                                        1994     400,000     --       900,000/0         8,765
Co-Chairman, Chief Operating Officer                1993     397,000     --          --             8,765
and President                                       1992     376,000     --          --             7,529

Donald Kushner,                                     1994     400,000              900,000/0         8,065
Co-Chairman, Chief Executive Officer                1993     397,000     --          --             8,065
and Secretary                                       1992     376,000     --          --             7,429

Lenore Nelson                                       1994      78,000     25,000   225,000/0        --
Chief Financial Officer, Executive Vice             1993      --         --          --            --
President and Assistant Secretary                   1992      --         --          --            --

- ------------------------
(1) Does not include perquisites, including non-accountable expense allowances in the case of Messrs. Kushner and Locke, which do not exceed the lesser of 10% of annual salary and bonus reported or $50,000.

(2) Term life insurance premiums paid by the Company on behalf of the Named Executive Officer in respect of a $3,500,000 policy and disability insurance premiums paid by the Company on behalf of the Named Executive Officer.

EMPLOYMENT AGREEMENTS

    MESSRS. KUSHNER AND LOCKE. In March 1994, Messrs. Kushner and Locke each agreed to an amendment to his respective employment agreement with the Company to (i) extend the term of the agreement to September 1998 and (ii) reduce the maximum annual performance bonus that each may receive to 4% of pre-tax earnings for the applicable period up to a maximum of $200,000 in fiscal 1994, $220,000 in fiscal 1995, $250,000 in fiscal 1996, $270,000 in fiscal 1997 and $290,000 in fiscal 1998. Under the revised employment agreements, Messrs. Kushner and Locke each received a base salary of $400,000 in fiscal 1994 and will receive a base salary of $425,000 in each of fiscal 1995 through fiscal 1998, subject to potential increase upon review of such salaries by the Company's Board of Directors after fiscal 1995.

    In order to induce Messrs. Kushner and Locke to enter into the amended employment agreements, the Company granted to each, as of March 7, 1994, options to purchase 900,000 shares of Common Stock at an exercise price per share equal to $0.84 (the last reported sale price of the Common Stock on the date of the initial closing of the 8% Debentures). The options vest over a five-year period, with 20% vesting at each anniversary of the date of grant (subject to possible acceleration following a "change-in-control" as defined in the the Company's 1988 Stock Incentive Plan). Options to purchase up to 180,000 shares of common stock have vested to each officer as of March 1995. Options granted to Messrs. Kushner and Locke were approved by the shareholders of the Company at the Annual Meeting of Shareholders held on May 17, 1994.

    The Company also provides Messrs. Kushner and Locke with certain fringe benefits, including payment of an amount equal to the premiums in respect of $3,500,000 of term life insurance (Messrs. Kushner and Locke have designated the other person as the beneficiary) and disability insurance for each person. The agreements permit Messrs. Kushner and Locke to collect outside compensation to which they may be entitled and to provide incidental and limited services outside of their employment with the Company and to receive compensation therefor, so long as such activities do not materially interfere with the performance of their duties under the agreements. Each of Messrs. Kushner and Locke also may require the Company to change its name to remove his name within one year after the expiration or termination of the term of his employment, except for product released prior to such termination, and except that the Company may continue to use such name for a period of one year after such notice.

    MS. NELSON. In April 1994, Ms. Nelson entered into a two-year employment contract with the Company providing for a base salary of $175,000 per year, subject to an increase of 7 1/2% commencing in the second year of the agreement. Ms. Nelson received a signing bonus equal to $25,000 and is entitled to an annual incentive bonus equal to 1/2% of the Company's pre-tax earnings, which incentive bonus cannot exceed 50% of Ms. Nelson's base salary for such year. As of April 25, 1994, the Company granted Ms. Nelson options to acquire an aggregate of 225,000 shares of Common Stock at an exercise price of $0.75 per share (the last reported sale price of the Common Stock on the date of the grant); such options vest in installments of 75,000 shares over a three-year period on each anniversary of the date of the grant.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                        INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
                    --------------------------                                    VALUE AT
                                   PERCENT OF                               ASSUMED ANNUAL RATES
                                     TOTAL                                        OF STOCK
                     NUMBER OF      OPTIONS/                                 PRICE APPRECIATION
                     SECURITIES   SARS GRANTED                                       FOR
                     UNDERLYING   TO EMPLOYEES   EXERCISE OR                     OPTION TERM
                    OPTION/SARS    IN FISCAL     BASE PRICE    EXPIRATION   ---------------------
       NAME         GRANTED (#)       YEAR         (S/SH)         DATE       5% ($)     10% ($)
- ------------------  ------------  ------------  -------------  -----------  ---------  ----------
Peter Locke             900,000       28%               .84        3/7/04     475,000   1,205,000
Donald Kushner          900,000       28%               .84        3/7/04     475,000   1,205,000
Lenore Nelson           225,000        7%               .75       4/24/04     106,000     269,000

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

                                                       NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED        IN- THE-MONEY
                                            VALUE     OPTIONS/SARS AT FY-END   OPTIONS/SARS AT FY-END
                    SHARES ACQUIRED ON    REALIZED              (#)                      ($)
       NAME            EXERCISE (#)          ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ------------------  -------------------  -----------  -----------------------  -----------------------
Peter Locke                    -0-           N/A              0/900,000                0/180,000
Donald Kushner                 -0-           N/A              0/900,000                0/180,000
Lenore Nelson                  -0-           N/A              0/225,000                0/ 75,000

    In March 1994, Lawrence Mortorff was granted options to purchase 400,000 shares of Common Stock at an exercise price of $0.81 per share. 100,000 options vested in March 1, 1995 and will expire on March 1, 1999. In August 1994, Gregory Cascante was granted options to purchase 400,000 shares of Common Stock at an exercise price of $1.06 per share. 100,000 options will vest on September 31, 1995 and will expire on September 31, 1999. The remaining options will vest pending achievement of scheduled performance goals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the most recently completed fiscal year, the Board of Directors did not have a compensation committee. Rather, the full Board of Directors of the Company participates in deliberations and decisions regarding executive compensation. Other than Messrs. Kushner and Locke, no member of the Board of Directors was, during the fiscal year, or formerly, an officer or employee of the Company or any of its subsidiaries. During fiscal year 1994, Mr. Locke served as Co-Chairman of the Board and Chief Operating Officer and President of the Company, and Mr. Kushner served as Co-Chairman of the Board, Chief Executive Officer and Secretary of the Company.

                        REPORT ON EXECUTIVE COMPENSATION

    The Board of Directors has furnished the following report on executive compensation:

COMPENSATION OVERVIEW

    Executive compensation consists of three key elements: base salary, cash bonus and periodic grants of stock options under the Company's 1988 Stock
Incentive Plan (the "Plan") or outside of the Plan. Additional benefits, including retirement and insurance benefits, are provided to executives and other key employees that the Company believes are similar to those provided by other similar companies. The Company draws most of its executives and other key employees from the entertainment industry where creative talent is crucial and commands a significant premium, where decisions made by a relatively small number of employees with an in-depth knowledge of creative businesses can have a major impact on the performance of the Company. Persons with such unique qualifications are rare and are being pursued by other companies both in and out of the entertainment industry, many of whom have greater available resources than the Company. The goal of the Company is to attract and retain the services of qualified executives in part through its executive compensation programs. The Company believes its compensation program for executives benefits the Company through the continuation of growth expansion and new opportunities designed to enhance shareholder value.

SALARY

    Salaries paid to the Company's executive officers are based upon agreements described in "Executive Compensation -- Employment Agreements."

BONUS

    Following each fiscal year, the Co-Chairmen develop individual bonus recommendations based on the subjective assessment of the Company's overall performance and each executive's contribution to such performance. No specific formula is used; however, factors may include selected financial goals (e.g., operating performance), project development, long-term objectives and the executive's leadership role in any of the foregoing factors. Such factors are not necessarily linked to any specific performance related targets or given any particular weight. Bonus plans in employment contracts are quantified and measurable. Each of the executive officers' and certain other employment contracts include provisions for non-discretionary bonuses based on certain operating results of the Company as described under "Executive Compensation -- Employment Agreements." No other bonuses have been paid to the executive officers.

OPTION GRANTS

    The Company uses non-qualified stock options and other available forms of compensation under the Plan which are intended to provide additional long term incentive to key employees, including the Company's executive officers, and have the intent of aligning the executive officers' interests with the shareholders' interest. The Plan under which awards have been made was approved by the Company's shareholders. Grants under the Plan generally require the executive officer to be employed by the Company on the exercise date and vest over a period of years following the date of grant. The exercise price of such grants is generally equal to the market price of the Common Stock on the grant date; therefore grants will only benefit an executive officer if the market price of the Common Stock is greater than on the date of the option grant. No specific formula is used to determine grants made to any particular employee, including executive officers, but grants are generally based on factors such as employment agreements, and subjective factors such as promotion, contribution to performance, and individual criteria. The Co-Chairmen make recommendations to the Option Committee with respect to option grants and vesting. While options typically vest over a five-year period, options granted to certain executive officers may have different vesting periods. See "Executive Compensation."

CO-CHAIRMEN COMPENSATION

    Messrs. Kushner and Locke, as Co-Chairmen, are compensated pursuant to employment agreements described under "Executive Compensation -- Employment Agreements" above. The employment agreements, as amended from time to time, were negotiated in connection with the Company's initial public offering in October 1988 ("IPO") and were negotiated between the Company and the Co-Chairmen and subject to the review and approval of an underwriter of the IPO. In August 1992, such agreements were extended by an additional three years. In November 1992, such employment agreements were further amended whereby the Co-Chairmen each reduced the aggregate amount of annual bonuses to 7 1/2% of pre-tax earnings for the applicable period, subject to increase by an additional 2 1/2% upon review by the Board of Directors. Additionally, each of the Co-Chairmen pledged 300,000 shares of the Company's Common Stock owned by them against certain financial performance goals of the Company, which shares were subsequently contributed back to the Company in October 1993 for no consideration.

    During March 1994, the Co-Chairmen further agreed to amend their employment contracts to extend the agreements through 1998 and reduce base salary to $400,000 for fiscal year 1994, increasing to $425,000 in fiscal 1995 through fiscal 1998 subject to potential increase upon review by the Board of Directors after fiscal 1995. The revised employment agreements also call for a maximum aggregate annual bonus equal to 4% of pre-tax earnings up to $200,000 in fiscal 1994 increasing annually to $290,000 in fiscal 1998. Further, the revised employment agreements call for a one time non-qualified stock option grant of 900,000 shares to each of the Co-Chairmen at an exercise price equal to $0.84 (the fair market value on the date of grant, which grant was March 7, 1994). In connection with these amendments, the Company retained KPMG Peat Marwick LLP Performance and Compensation Management Consulting to review the proposed agreements prior to the Board of Directors' approval of the amendments. The consultants reviewed the proposed compensation package (excluding benefits) and compared such package to eight similarly sized or slightly larger entertainment companies for which data was publicly available. The consultants determined that the proposed compensation fell within the competitive norm for such companies and noted the Company's shift in the emphasis to balance payment-for-performance and integration with long-term shareholder returns. In addition, the grant of such options to Messrs. Locke and Kushner were approved by the shareholders of the Company at the Annual Meeting of Shareholders held on May 17, 1994.

    See "Executive Compensation -- Employment Agreements."

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally allows tax deductions to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to consider the provisions of Section 162(m) in connection with the performance based portion of the compensation of its executives (which currently consists of stock option grants and annual bonuses described above). However, the committee does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future.

                                          THE BOARD OF DIRECTORS

                                          Peter Locke, Co-Chairman
                                          Donald Kushner, Co-Chairman
                                          Stuart Hersch
                                          O.J. Simpson

CORPORATE PERFORMANCE

    Set forth is a line graph comparing the stock price of the Company with that of the Dow Jones Equity Market Index and the Dow Jones Entertainment and Leisure
- -- Recreational Products and Services Index as of the last trading date for each of the Company's fiscal years ending September 30, 1990, 1991, 1992, 1993 and 1994. The graph assumes that $100 was invested on September 30, 1990 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. The historical price performance data shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             THE KUSHNER-LOCKE     DOW JONES EQUITY    DOW JONES ENTERTAINMENT
                  COMPANY               MARKET                & LEISURE
9/30/90           200.00                315.01                  229.33
1991              162.50                418.71                  281.90
1992               93.80                467.81                  342.92
1993              134.40                533.26                  454.54
1994              103.10                548.68                  425.21
12/31/94           71.90                547.62                  432.84

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION (ENTITLED "REPORT ON EXECUTIVE COMPENSATION") BEGINNING ON PAGE 12 AND THE CORPORATE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                 MISCELLANEOUS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

    Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of any class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% beneficial owners of any class of the Company's equity securities are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and certain written representations from executive officers and directors, the Company believes that each such person has complied with all
Section 16(a) filing requirements applicable to such executive officers, directors and greater than 10% beneficial owners.

PROPOSALS OF SHAREHOLDERS

    To be considered for inclusion in the Company's proxy statement for the next Annual Meeting, proposals of shareholders intended to be present at such meeting must be received by the Corporate Secretary, The Kushner-Locke Company, 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025 no later than December 21, 1995.

COST OF SOLICITING PROXIES

    The expense of preparing and mailing the Notice of Annual Meeting, the Proxy Statement, the proxy card(s) and the Company's 1994 Annual Report will be paid by the Company. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that the Company will reimburse them for their reasonable expenses.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

    The Company files each year with the SEC an Annual Report on Form 10-K as prescribed by the rules of the SEC. Copies of the 10-K will be provided, without charge, to any shareholder of the Company. Written requests for a copy of the 10-K should be directed to Donald Kushner, 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025.

                                          By Order of the Board of Directors

                                          [sig]

                                          Donald Kushner
                                          CO-CHAIRMAN, CHIEF OPERATING OFFICER,
                                          PRESIDENT AND SECRETARY

PROXY                      THE KUSHNER-LOCKE COMPANY
                      11601 WILSHIRE BOULEVARD, 21ST FLOOR
                         LOS ANGELES, CALIFORNIA 90025

     PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE KUSHNER-LOCKE COMPANY
                FOR MAY 17, 1995 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned, revoking any previous proxies for such stock, hereby appoints each of Donald Kushner, Peter Locke and Lenore Nelson, as attorney and agent, acting individually or by a majority of those present, with full power of substitution, to vote as proxy in the name, place and stead of the undersigned at the annual meeting of shareholders of THE KUSHNER-LOCKE COMPANY to be held on May 17, 1995 and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present. Without limiting the generality hereof, each of such persons is authorized to vote (1) as hereinafter specified upon the proposals listed on the reverse side and described in the Proxy Statement for the meeting and (2) in his or her discretion upon any other matter that may properly come before the meeting.

    The shares represented by this proxy shall be voted as specified. If no specification is made, the shares shall be voted as recommended by the Board of Directors. The Board of Directors has proposed the matters set forth below for the vote of the shareholders of THE KUSHNER-LOCKE COMPANY.

    The Board of Directors recommends a vote FOR the items below.

Approval of the following nominees to the Board of Directors:
  Peter Locke                               FOR / /   AGAINST / /   ABSTAIN / /
  Donald Kushner                            FOR / /   AGAINST / /   ABSTAIN / /
  Stuart Hersch                             FOR / /   AGAINST / /   ABSTAIN / /
  Joseph K. Pagano                          FOR / /   AGAINST / /   ABSTAIN / /
  S. James Coppersmith                      FOR / /   AGAINST / /   ABSTAIN / /
  Milton Okun                               FOR / /   AGAINST / /   ABSTAIN / /

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Approval of the  appointment of KPMG  Peat  FOR / /   AGAINST / /   ABSTAIN / /
 Marwick LLP as the Company's independent accountants

                                         IMPORTANT: Please  sign  your  name  or
                                         names  exactly  as  stenciled  on  this
                                         proxy.  When   signing   as   attorney,
                                         executor  or administrator,  trustee or
                                         guardian, please give  your full  title
                                         as such.

                                         _______________________________________
                                                        Signature

                                         _______________________________________
                                                        Signature

                                         Date: ___________________________, 1995

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
        A STAMPED AND ADDRESSED ENVELOPE HAS BEEN PROVIDED FOR YOUR USE.